Exhibit 99.1

Skystar Bio-Pharmaceutical Announces Exercise of Over-Allotment Purchase Option

Skystar Bio-Pharmaceutical Co., Ltd. (NASDAQ: SKBI), a China-based producer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, today announced that Rodman & Renshaw, LLC exercised the over-allotment option to purchase an additional 210,000 shares of common stock, raising an additional $2.73 million in gross proceeds and bringing total gross proceeds of the offering to $20.90 million, prior to deducting underwriting discounts, commissions and offering expenses.

Skystar granted the option in connection with its previously announced public offering of 1,400,000 shares of common stock at an offering price of $12.98 per share, which is expected to close on July 7, 2009, subject to customary closing conditions.  Net proceeds from the offering are expected to be used for the completion of a new vaccine facility; the construction of a new production facility for micro-organisms and feed additives; acquisitions of other companies in the veterinary healthcare industry; and working capital and general corporate purposes, including research and development and marketing.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) acted as sole book-running manager for the offering. The offering prospectus may be obtained from Rodman & Renshaw, LLC, 1251 Avenue of the Americas, New York, NY 10020, or by calling 212-430-1710. An electronic copy of the prospectus supplement is also available on the web site of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Skystar Bio-Pharmaceutical Co.

Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines and feed additives) and over 170 products, with over 40 additional products in the developmental stage. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

To be added to the Company's email distribution for future news releases, please send your request to kristen@tpg-ir.com.

Forward-looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts

The Piacente Group, Inc. (Investor Relations Counsel)
     Kristen McNally
     (212) 481-2050
     kristen@tpg-ir.com

Skystar Bio-Pharmaceutical Co., Ltd.
     Scott Cramer
     Director - U.S. Representative
     (407) 645-4433
     scramer@skystarbio-pharmaceutical.com

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